Exhibit 10.3


                                    FORM OF

                 TRADEMARK AND SERVICE MARK LICENSING AGREEMENT


                          dated as of _________, 1999


                                    between


                                  LIMCO, INC.


                                      and


                                  LIMTOO, INC.





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                               TABLE OF CONTENTS

                             ----------------------

                                                                            PAGE
                                                                            ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions....................................................1

                                   ARTICLE 2
                                GRANT OF LICENSE

SECTION 2.01.  Grant of License...............................................2
SECTION 2.02.  License Fee....................................................3
SECTION 2.03.  No Sublicense..................................................3
SECTION 2.04.  Form of Use....................................................3
SECTION 2.05.  Quality Control and Supervision................................3
SECTION 2.06.  Inspection and Reports.........................................3
SECTION 2.07.  Submission of Advertising......................................4

                                   ARTICLE 3
                        OWNERSHIP OF PROPRIETARY RIGHTS

SECTION 3.01.  Licensor Representations and Warranties........................5
SECTION 3.02.  Ownership of Proprietary Rights................................5
SECTION 3.03.  Maintenance of Licensed Properties.............................5
SECTION 3.04.  Registration...................................................6
SECTION 3.05.  Use of Licensed Properties by Licensor.........................6

                                   ARTICLE 4
                       INFRINGEMENT OF PROPRIETARY RIGHTS

SECTION 4.01.  Infringement of Proprietary Rights.............................6
SECTION 4.02.  Third-Party Actions............................................7
SECTION 4.03.  Action by Licensor.............................................7

                                   ARTICLE 5
                       INDEMNITY, LIMITATION OF LIABILITY

SECTION 5.01.  Indemnity.......................................................8
SECTION 5.02.  Limitation of Liability.........................................8



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                                                                            PAGE
                                                                            ----
                                   ARTICLE 6
                                CONFIDENTIALITY

SECTION 6.01.  Confidentiality.................................................8

                                   ARTICLE 7
                            DURATION AND TERMINATION

SECTION 7.01.  Term............................................................9
SECTION 7.02.  Termination for Default or Breach...............................9
SECTION 7.03.  Other Termination...............................................9
SECTION 7.04.  Effect of Termination; Survival................................10
SECTION 7.05.  Preservation of Remedies.......................................10

                                   ARTICLE 8
                                    GENERAL

SECTION 8.01.  Cooperation....................................................10
SECTION 8.02.  Independent Contractor.........................................11
SECTION 8.03.  Amendments; Waivers............................................11
SECTION 8.04.  Expenses.......................................................11
SECTION 8.05.  Notices........................................................11
SECTION 8.06.  Governing Law; Severability....................................13
SECTION 8.07.  Counterparts...................................................13
SECTION 8.08.  Entire Agreement...............................................13
SECTION 8.09.  Binding Effect; Benefit........................................13
SECTION 8.10.  Assignment.....................................................13
SECTION 8.11.  Headings.......................................................14




                                       ii

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                  FORM OF TRADEMARK AND SERVICE MARK LICENSING
                                   AGREEMENT

         AGREEMENT dated _________, 1999 between Limco, Inc., a corporation incorporated under the laws of Delaware, and having its principal office at 1105 North Market Street, Wilmington, Delaware 19801 ("Licensor") and LimToo, Inc., a corporation incorporated under the laws of Delaware, and having its principal office at 1105 North Market Street, Wilmington, Delaware 19801 ("Licensee").

                              W I T N E S S E T H:

         WHEREAS, Licensor is the sole and exclusive proprietor of certain trademarks, trade names and service marks (including designs and logos) and related applications and registrations in a number of jurisdictions around the world; and

         WHEREAS, Licensee desires to obtain and Licensor is willing to grant, certain rights to enable Licensee to use certain of Licensor's trademarks, trade names and service marks on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual undertakings in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business" means (i) the business of Too, Inc. and its Subsidiaries as of the date hereof, including the manufacture, packaging, advertising, promotion and sale (whether in stores, catalogs or via the Internet) of apparel, accessories, lifestyle and personal care products for girls approximately 7 to 14 years of age, and (ii) any other business of Too, Inc. and its Subsidiaries specifically and uniquely targeted at girls between the ages of 7 and 14, infants and toddlers.

         "Licensed Properties" means certain proprietary marks of Licensor, consisting of the proprietary trademarks, trade names, service marks, designs and logos set forth on Schedule A hereto ("Proprietary Marks"), and such other marks of Licensor that Licensor shall have specifically authorized Licensee in writing to use pursuant to a written notice acknowledged by Licensee in the form of Exhibit A hereto ("New Marks").

         "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

         "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Too, Inc." means Too, Inc., a corporation incorporated under the laws of Delaware, and having its principal office at 3885 Morse Road, Columbus, Ohio, 43219.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

                  Term                                        Section
                  ----                                        -------
                  Damages                                     5.01
                  Licensee                                    Preamble
                  Licensor                                    Preamble
                  Representatives                             6.01


                                   ARTICLE 2
                                GRANT OF LICENSE

         SECTION 2.01. Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its Subsidiaries an exclusive, non-transferable right, permission and privilege to use the Licensed Properties in connection with the conduct of the Business and the right to grant to Affiliates the right to use the Licensed Properties in the form of the agreement attached hereto as Exhibit B.


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         SECTION 2.02. License Fee. Licensor's license of the Licensed
Properties to Licensee and its Subsidiaries shall be fully paid-up and royalty free.

         SECTION 2.03. No Sublicense. Except as permitted under Section 2.01 hereof, neither Licensee nor its Subsidiaries shall sublicense its rights to use the Licensed Properties as granted hereunder without the written consent of Licensor.

         SECTION 2.04. Form of Use. Licensee shall use, and permit the use by its Subsidiaries of, the Licensed Properties only in accordance with the requirements of all applicable laws and regulations and in the manner and form stipulated by Licensor and shall conform to and observe, and shall procure that such Subsidiaries conform to and observe, such standards as Licensor shall from time to time approve, including, without limitation, standards relative to the size, design, position, appearance, marking, color of the Licensed Properties, and the manner, disposition and use of the Licensed Properties and accompanying designations, on any document or other media. Without limiting the foregoing, Licensee's and its Subsidiaries' use of the Licensed Properties shall be subject to all of the restrictions, conditions and terms set forth in this Agreement.

         SECTION 2.05. Quality Control and Supervision. Licensee acknowledges Licensor's right to exercise control over the nature and quality of the products offered and sold and services performed by Licensee and its Subsidiaries under the Licensed Properties. All products offered and sold and services performed by Licensee and its Subsidiaries under the Licensed Properties shall at all times be in compliance with applicable laws, be of at least the same quality as comparable products currently offered and sold and services performed by Licensee and its Subsidiaries, with which Licensor is familiar, and be effected in a manner so as not to bring discredit upon the trademarks, trade names and service marks included in the Licensed Properties.

         SECTION 2.06. Inspection and Reports. (a) Licensee shall permit Licensor to inspect any facilities, stores or records, used or maintained by Licensee or its Subsidiaries in connection with the offer or sale of any products or the performance of any services under one or more of the Licensed Properties. If at any time Licensor should find that the use by Licensee or its Subsidiaries of one or more of the Licensed Properties is not approved and in full compliance with the quality standards or other specifications as set forth herein or established in connection herewith, Licensor shall promptly notify Licensee in writing, describing in detail the non-compliance, and within 60 days thereafter Licensee shall take, and shall cause its Subsidiaries to take, the necessary steps to correct any such deficiencies and to fully comply with the Licensor's quality standards and other specifications. Notwithstanding the foregoing, the failure by Licensor


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to notify Licensee shall not affect any claims Licensor may have against
Licensee or its Subsidiaries with respect to any such deficiencies.

         (b) Licensee shall make available, and shall cause its Subsidiaries to make available, its distribution facility for inspection by Licensor and/or Licensor's representative and/or cause each Too, Inc. store to be inspected at least once each year and shall cause approximately one-half of the Too, Inc. stores to be inspected on a semi-annual basis. Licensee shall submit to Licensor within 60 days after the end of Licensee's fiscal year a written statement certified by Licensee to be true and correct showing the following:

               (1) The addresses, store numbers or description of locations of the Too, Inc. stores inspected during such fiscal year; and

               (2) That each such store that was inspected complies in all material respects with this Agreement, or if the foregoing is untrue, Licensee shall state with particularity (i) the reason therefore and
          (ii) recommendations of action to be taken to correct any deficiencies disclosed. In the event that Licensee does not receive written notice from Licensor concerning any such noncompliance within 30 days after the mailing of such written statement by Licensee to Licensor, Licensee shall promptly proceed, at its own cost and expense, to implement any such recommendations. In the event that Licensee receives a written notice from Licensor concerning any such noncompliance within such 30 days, Licensee shall promptly proceed, at its own cost and expense, to comply with the provisions of such written notice. Nothing herein shall be construed to prevent Licensee from proceeding, at its own cost and expense, to implement any of its recommendations with 30 days from the mailing of such written statement by Licensee to Licensor.

          (c) Licensee shall make available copies of all inspection reports to Licensor and Licensor's trademark counsel at Licensee's headquarters.

         SECTION 2.07. Submission of Advertising. Licensee shall from time to time make available to Licensor's trademark counsel at its address as set forth in Section 8.05 representative samples of advertising, including each different linear promotional material, key sign, video or other literature, packages, labels and



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labeling prepared by or for Licensee or its Subsidiaries which uses the
Licensed Properties for its review and approval.


                                   ARTICLE 3
                        OWNERSHIP OF PROPRIETARY RIGHTS

         SECTION 3.01. Licensor Representations and Warranties. Licensor represents and warrants to Licensee as of the date hereof that:

          (a) The Licensed Properties are valid, subsisting, outstanding and uncanceled.

          (b) Licensor has the exclusive right, title and interest to the Licensed Properties.

          (c) Licensor is not aware of any claims or objections by third parties that would affect the validity of the Licensed Properties.

         SECTION 3.02. Ownership of Proprietary Rights. Neither this Agreement nor its performance confer on Licensee or its Subsidiaries any right with respect to the Licensed Properties other than those rights granted pursuant to this Agreement with respect to the Licensed Properties. Any use of Licensed Properties by Licensee inures to the benefit of Licensor. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Licensed Properties and shall not, and shall cause its Subsidiaries not to, (a) challenge the validity or ownership of the Licensed Properties or any other trademarks, trade names or service marks of Licensor or claim adversely or assist in any claim adversely to Licensor concerning any right, title or interest in or to the Licensed Properties or any other trademarks, trade names or service marks of Licensor, (b) do or permit any act which may directly or indirectly impair or prejudice Licensor's rights, title or interest in or to the Licensed Properties or its other trademarks, trade names and service marks, or which is detrimental to the reputation and goodwill of Licensor, including, without limitation, any act which might assist or give rise to any application to remove or cancel any of the Licensed Properties or other trademarks, trade names or service marks of Licensor or (c) register or use or attempt to register or use, or aid any third party in registering or using or attempting to register or use, any trademark, trade name or service mark which may be similar to any of the Licensed Properties.

         SECTION 3.03. Maintenance of Licensed Properties. During the term of this Agreement, Licensor will have the sole right at its discretion and expense to maintain the registration of any of its Licensed Properties. Notwithstanding this



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provision, prior to abandoning any Licensed Properties in any jurisdiction,
Licensor will give Licensee at least 90 days written notice. If Licensee wishes to maintain such Licensed Properties, Licensee will so advise Licensor within 60 days of such notice, and Licensee will then be responsible for all costs associated with the Licensed Properties, or at either party's request, such Licensed Property will be assigned to Licensee in such jurisdiction if legally feasible.

         SECTION 3.04. Registration. Licensor shall assist any of Licensee or any Subsidiary thereof to apply for (at Licensee's cost) all registrations of the Licensed Properties (with Licensor as the registered proprietor thereof) in any location (if and as directed by Licensee and only to the extent that the Licensed Properties may be registered under the law of such location) where no such registration has been filed and where Too, Inc. or any of its Subsidiaries carries on the Business. Licensor shall assist any of Licensee or any Subsidiary thereof to apply for (at Licensee's cost) all renewals, file all documents and do all other acts necessary to maintain Licensed Property registrations in any location where required. Licensor shall cooperate reasonably (on request by Licensee if Licensee considers it necessary) with Licensee in filing any application for registered use of any Licensed Properties in any location where Too, Inc. or any of its Subsidiaries carries on the Business.

         SECTION 3.05. Use of Licensed Properties by Licensor. Licensor agrees during the term of this Agreement not to make any use of the Licensed Properties or any confusingly similar mark. However, nothing in this Agreement shall preclude Licensor or any Affiliate of Licensor, in its sole discretion, from using, at any time and for any reason, any variation, combination or derivation of the trademark "The Limited", including, but not limited to, words in English or any other languages and whether written in Roman script or any other script, in connection with a business other than the Business. Licensee and its Subsidiaries shall use their reasonable best efforts (including, without limitation, providing "no objections" letters in connection therewith in form and substance satisfactory to Licensor) to assist Licensor or its Affiliates, as the case may be, to exercise such rights.


                                   ARTICLE 4
                       INFRINGEMENT OF PROPRIETARY RIGHTS

         SECTION 4.01. Infringement of Proprietary Rights. Licensee shall immediately notify Licensor of any unauthorized or improper use of any Licensed Properties in any location where Too, Inc. or any of its Subsidiaries conducts the Business and all particulars relating to such infringement, upon Licensee having knowledge of same.



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         SECTION 4.02. Third-Party Actions. Licensee shall immediately inform
Licensor of any allegations, claims or demands (actual or threatened) against Licensee or its Subsidiaries for infringement of any intellectual property rights of third parties by reason of the use of the Licensed Properties and provide all particulars requested by Licensor. At Licensor's request, Licensee shall defend (at Licensor's cost) such action in accordance with Licensor's directions. Licensor may at its option assist Licensee in its defense to such action to the extent reasonable to do so (in Licensor's judgment). In no event shall Licensee or its Subsidiaries have the right, without the prior consent of Licensor, to acknowledge the validity of any claim of ownership by a third party of any intellectual property rights in the Licensed Property, to obtain or seek a license from such third party or to take any other action which might impair the ability of Licensor to contest the claim of such third party if Licensor so elects. Licensee agrees, at the request of Licensor, to make and have made reasonable modifications in Licensee's and its Subsidiaries' use of any elements of the Licensed Property in question or to discontinue their use if Licensor, in its sole discretion, reasonably exercised, determines that such action is necessary to resolve or settle a claim or suit or to eliminate or reduce the threat of a claim or suit. The parties shall negotiate in good faith as to the bearing of expenses of such modification, taking into account the relative equities of the parties surrounding the dispute. Licensor shall have the right to participate fully at its own expense in the defense of any claim or suit instituted against Licensee or its Subsidiaries of any element of the Licensed Property.

         SECTION 4.03. Action by Licensor. Licensor may, but is not required to, take any action, legal or otherwise, to halt or otherwise in connection with any infringement of Licensor's rights to the Licensed Properties. Licensor may require Licensee and its Subsidiaries to lend its or their names to such proceedings and provide reasonable assistance. Licensee may, with the prior written consent of Licensor, initiate proceedings or otherwise take action with respect to any unauthorized use of the Licensed Properties (at Licensee's cost), provided that Licensee keeps Licensor fully and promptly informed of the conduct and progress of such action or proceedings; and provided, further, that Licensee shall not conduct any settlement negotiations or take any step to terminate such proceedings without Licensor's prior written consent. Licensor agrees to cooperate in any such suit subject to being reimbursed for its out-of-pocket expenses and being held harmless by Licensee from any claim, loss, suit or damage arising out of said action. All damages recovered shall be retained by Licensor if it has initiated such lawsuit or otherwise by Licensee. Unless otherwise agreed, all costs of any action taken under this Section 4.03 by Licensee shall be borne by Licensee.



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                                   ARTICLE 5
                       INDEMNITY, LIMITATION OF LIABILITY

         SECTION 5.01. Indemnity. Licensee shall pay and indemnify Licensor and each of Licensor's Affiliates from and against all losses, claims, damages, liabilities, demands, proceedings and costs (including legal costs) ("Damages") related to or arising out of the use of the Licensed Properties by Licensee or its Subsidiaries and the exercise of Licensee's rights and obligations under this Agreement. Licensor shall pay and indemnify Licensee and each Subsidiary from and against all Damages which are solely attributable to use of the Licensed Properties by Licensor or its other licensees.

         SECTION 5.02. Limitation of Liability. In no event shall Licensor be liable for any remote, punitive, exemplary, indirect or consequential damages or loss of profit. Licensor shall not be responsible for any compromise or settlement, nor for any costs or expenses incurred in compromising, settling or defending any claim against Licensee or any of its Subsidiaries for infringement or otherwise, made or incurred.


                                   ARTICLE 6
                                CONFIDENTIALITY

         SECTION 6.01. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors ("Representatives") to hold in strict confidence all information (other than any such information relating solely to the business or affairs of such party) concerning the other party unless (i) such party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the public domain through no fault of such party or (B) lawfully acquired after the Distribution Date (as defined in the Distribution Agreement dated as of the date hereof between The Limited, Inc. and Too, Inc.) on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such Persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If such party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section 6.01, such party will promptly notify the other party so that the other party may seek a protective order or other remedy or waive such party's compliance with this Section 6.01. If no such protective order or other remedy is obtained or waiver granted, such party will furnish only that portion of the information which it is advised by counsel is legally required and



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will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Such party agrees to be responsible for any breach of this Section 6.01 by it and its Representatives.


                                   ARTICLE 7
                            DURATION AND TERMINATION

         SECTION 7.01. Term. This Agreement shall commence on the date hereof and continue for the initial 5-year period and such additional successive periods of 1 year as Licensee may request by written notice delivered at least 120 days prior to the expiration of the preceding 1-year period, unless terminated in accordance with the terms of this Article 7.

         SECTION 7.02. Termination for Default or Breach. If, during the term of this Agreement, either party shall default in the performance of or breach any of its material obligations hereunder, and if any such default or breach shall not be corrected within 60 business days after the same shall have been called to the attention of the defaulting or breaching party by the other party by notice, then the notifying party, at its option, may thereupon terminate this Agreement by notice effective on the date given and/or avail itself of such rights or remedies as it may have under the laws of the United States. Notwithstanding the foregoing, if any breach or default by Licensee or any of its Subsidiaries relates to a health hazard or potential health hazard resulting from the sale of products or performance of services under the Licensed Properties, all further distribution and sales of products or performance of services under the Licensed Properties shall cease immediately upon receipt of faxed or written notice of such breach or default.

         SECTION 7.03.  Other Termination.  This Agreement may be terminated:

         (a) automatically by Licensor on notice to Licensee if corporate action for the voluntary liquidation of Licensee shall be instituted, or a court order of dissolution shall be made against Licensee, or a receiver of any of the assets of Licensee shall be appointed and such appointment shall not be vacated within 60 business days, or Licensee shall become insolvent or bankrupt or shall enter into an assignment for the benefit of creditors, or shall make a composition with its creditors; or

         (b) automatically in whole or in part by Licensor in the event of the Change in Control (as defined in the Services Agreement between The Limited, Inc. and Too, Inc. dated as of the date hereof); or

         (c) at any time upon the mutual written agreement of the parties.



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         SECTION 7.04. Effect of Termination; Survival. (a) Upon termination of this Agreement and due notice thereof pursuant to Section 7.02 or 7.03 hereof, the parties agree that Licensor may by notice to Licensee require Licensee and its Subsidiaries to cease using the Licensed Properties or any derivation thereof in any form, including words in English or any other languages and whether written in Roman script or any other script. Immediately after notice of such request is served, Licensee shall take such actions as are necessary and appropriate. From the date of the such notice of such request, Licensee shall ensure that Licensee and its Subsidiaries do not use the Licensed Properties or any combination or any derivation thereof or any translation of any of such words into any other language. Any costs associated with the change of name and logo of Licensee shall be for the account of Licensee.

         (b) Should Licensee or any of its Subsidiaries fail to cease using the Licensed Properties, Licensee agrees and hereby specifically consents to Licensor obtaining a decree of a court having jurisdiction over Licensee and/or such Subsidiary ordering Licensee and/or such Subsidiary to stop the use of the Licensed Properties in any form. Said consent is based on a recognition by Licensee that a monetary payment would be inadequate remedy for Licensor. Nevertheless, it is understood between the parties that, in addition to the injunctive relief mentioned above, Licensor shall be entitled to any other relief which may be deemed proper and customary, whether at law or equity, as of the time such relief is sought.

         (c) Notwithstanding the other provisions of this Article 7, the provisions of Sections 5.01, 5.02, 6.01, 7.05, 8.04 and 8.06 and this Section
7.04 shall survive any termination of this Agreement.

         SECTION 7.05. Preservation of Remedies. Termination of this Agreement is without prejudice to the rights of either party with regard to a breach by the other party of this Agreement, or any obligation surviving termination or expiration of this Agreement. Full legal remedies remain available for any such breach or continuing obligation, including the right to recover damages or secure other appropriate relief.


                                   ARTICLE 8
                                    GENERAL

         SECTION 8.01. Cooperation. The parties agree to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate or



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implement expeditiously the transactions contemplated by this Agreement, including filings with appropriate governmental authorities and the receipt of any necessary governmental approvals in respect of the transactions contemplated hereby.

         SECTION 8.02. Independent Contractor. Licensee is not an agent of Licensor and has no authority to bind Licensor. The employees, agents and representatives of Licensee are the employees, agents and representatives solely of Licensee and neither Licensee nor any such persons shall be or act as employee, agent or representative of Licensor.

         SECTION 8.03. Amendments; Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.04. Expenses. Except as specifically provided otherwise herein, all costs and expenses incurred by a party in connection with this Agreement shall be paid by the party incurring such costs or expenses.

         SECTION 8.05. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                  if to Licensor, to:

                           Limco, Inc.
                           1105 North Market Street
                           Wilmington, DE 19801
                           Attention: Edward J. Jones
                           Fax: 302-427-7663

                  with copies to:

                           The Limited, Inc.
                           Three Limited Parkway



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                           P.O. Box 16000
                           Columbus, OH 43230
                           Attention: Samuel P. Fried
                           Fax: 614-415-7188

                           and

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY 10017
                           Attention: Dennis S. Hersch
                           Fax: 212-450-4800

                  if to Licensor's Trademark Counsel, to:

                           Colucci & Umans
                           101 East 52nd Street
                           16th Floor
                           New York, NY 10022
                           Attention: Frank J. Colucci
                           Fax: 212-935-5728

                  if to Licensee, to:

                           LimToo, Inc.
                           1105 North Market Street
                           Wilmington, DE 19801
                           Attention: Edward J. Jones
                           Fax: 302-427-7663

                  with copies to:

                           Too, Inc.
                           3885 Morse Road
                           Columbus, OH 43219
                           Attention: Kent A. Kleeberger
                           Fax: 614-479-3720

                           and

                           Colucci & Umans
                           101 East 52nd Street
                           16th Floor



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



                           New York, NY 10022
                           Attention: Frank J. Colucci
                           Fax: 212-935-5728

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 8.06. Governing Law; Severability. This Agreement shall be governed by, and construed in all respects in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles thereof. If it shall be determined by court order not subject to appeal or discretionary review that any provision or wording of this Agreement shall be invalid or unenforceable under Delaware law, such invalidity or unenforceability shall not invalidate the entire Agreement, in which case this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of Delaware law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

         SECTION 8.07. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 8.08. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

         SECTION 8.09. Binding Effect; Benefit. This Agreement shall inure to the benefit of the parties hereto, their successors, legal representatives or permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 8.10. Assignment. This Agreement may be assigned, in whole or in part, by Licensor but shall not be assignable or otherwise transferable, in whole or in part, by Licensee without the prior written consent of Licensor.



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



         SECTION 8.11. Headings. Section headings contained in this Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.



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



         IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this Agreement on the date first above written.

                                             LIMCO, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             LIMTOO, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

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